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                                                                    EXHIBIT 10.2


                  AMENDED AND RESTATED NONCOMPETITION AGREEMENT


        THIS AMENDED AND RESTATED NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of this 25th day of December, 1999, by and among Richard T. Harrison (the "Executive"), Cyberworks, Inc., a California corporation ("Cyberworks"), and Venture Catalyst Incorporated, formerly known as Inland Entertainment Corporation, a Utah corporation (the "Company").

                                    RECITALS

        WHEREAS, prior to August 27, 1998, the Executive was President, Chief Executive Officer and a director of Cyberworks, and from August 27, 1998 to December 17, 1999, was President and Chief Operating Officer of Cyberworks, a Director of the Company and of Cyberworks, and a member of the Executive Committee of the Company's Board of Directors;

        WHEREAS, the Executive is the sole record and beneficial holder of the issued and outstanding share capital of Cyberworks;

        WHEREAS, the Company entered into an Agreement and Plan of Reorganization with, among others, the Executive, dated August 25, 1998 (the "Acquisition Agreement"), which resulted in the Company acquiring 100% of the issued and outstanding shares of capital stock of Cyberworks (the "Cyberworks Shares");

        WHEREAS, as a condition to the closing of the Acquisition Agreement, the Executive entered into an Employment Agreement with the Company and Cyberworks, dated as of August 27, 1999 (the "Employment Agreement");

        WHEREAS, the Company, Cyberworks and the Executive entered into the Settlement and Release Agreement, dated December 17, 1999 (the "Settlement and Release Agreement"), pursuant to which, among other things, the Executive resigned as an employee, an officer and director of the Company and Cyberworks, effective as of the date of the Settlement and Release Agreement; and

        WHEREAS, the parties hereto agree that it would be detrimental to the Company if the Executive, directly or indirectly, were to engage in the business of the Company or Cyberworks once the Executive ceases to be employed by the Company or Cyberworks, particularly while the Executive is in possession of confidential, secret or proprietary information about the business of Cyberworks and the Company.

                                    AGREEMENT

        In consideration of the above-referenced recitals and of the terms, conditions and covenants set forth below, the parties agree as follows:


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        1. Noncompetition.

                (a) Except as otherwise explicitly permitted by this Agreement, from the date hereof until 18 months after the Settlement Date, as defined in the Settlement and Release Agreement (the "Noncompete Term"), so long as the Company carries on a like business of Cyberworks within the Territory (as herein defined), the Executive will not within the Territory, either directly or indirectly, and will not permit any Covered Entity to, either directly or indirectly, engage or participate in any business or enterprise which has physical presence in the Territory (by means of an office, personnel or otherwise) and which is in the business of web-site development or in the business of providing "incubation" or entrepreneurial services for start-up and emerging companies (including, but not limited to, business startup services and advice, business plan builder, business plan review, investment banking access, angel access, online IPO references, government programs assistance (SBA, Department of Trade, Department of Commerce, etc.), legal services, marketing services, purchasing, shipping, mail, and leasing). By way of example and not by way of limitation, during the Noncompete Term, "Working Woman" (as defined in the Settlement and Release Agreement) may conduct the business of website development and provide "incubation services" outside the Territory. Working Woman also may have a physical presence in the Territory through the employment of the Executive, Charles Gillespie and/or other employees working within the Territory, provided that neither Working Woman nor its employees, officers or agents, Affiliates or related entities, including the Executive and Charles Gillespie, conduct the business of web-site development or provide "incubation services" within the Territory during the Noncompete Term."

                (b) A "Covered Entity" means every Affiliate of the Executive and every business, association, trust, entity, corporation, partnership or proprietorship in which the Executive or any Affiliate of the Executive has an ownership interest or profit sharing percentage of five percent (5%) or more, or a firm from which the Executive or any Affiliate of the Executive receives or is entitled to receive income or compensation, or in which the Executive or any Affiliate of the Executive has an interest as a lender. The agreements of the Executive contained herein also apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement.

                (c) The Executive and any Covered Entity will be deemed to be engaging or participating in competition prohibited by this Agreement if the Executive or a Covered Entity contracts with, consults with, advises or assists (financially or otherwise) any other party to engage in activities which may not, consistent with this Agreement, be undertaken directly by the Executive or a Covered Entity, whether or not such contract, consultation, advice or assistance is for explicitly stated compensation.

                (d) "Affiliate" means, with respect to any party, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with such party; provided, however, that the Company shall not be deemed to be an Affiliate of Cyberworks. "Control" means (i) in the case of corporate entities, direct or indirect ownership of at least twenty five percent (25%) of the stock or participating shares entitled to vote for the election of directors; and (ii) in the case of


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non-corporate entities (such as limited liability companies, partnerships or limited partnerships), either (A) direct or indirect ownership of at least twenty five percent (25%) of the equity interest, or (B) the power to direct the management and policies of the noncorporate entity.

                (e) A "Managed Entity" means any corporation, company, partnership, joint venture and/or firm in which the Company, Cyberworks or any Affiliate of the Company or Cyberworks has a direct or indirect equity interest or interest as a lender and in which the Executive has at any time held a management position.

                (f) "Territory" means the San Diego County, California, and the area within 75 miles of its border.

        2. Non-Solicitation of Employees.

                During the Noncompete Term, the Executive will not, either directly or indirectly, and will not permit any Covered Entity to, either directly or indirectly, hire, solicit, take away, or attempt to hire, solicit or take away (either on behalf of the Executive or on behalf of any other person or entity) any person (a) who is then an employee of the Company, Cyberworks, any Affiliate of Cyberworks or any Managed Entity, or (b) who has terminated his or her employment by the Company, Cyberworks, any Affiliate of Cyberworks or any Managed Entity without the consent of such employer, within 180 days of such termination.

        3. Non-Solicitation of Customers and Suppliers.

                During the Noncompete Term, the Executive will not, directly or indirectly, and will not permit any Covered Entity to, either directly or indirectly, with respect to each and every individual, corporation, partnership, company or other association that during the Executive's term of employment by the Company, Cyberworks or any of its Affiliates (a) has obtained or contracted to obtain intellectual property, technology, goods or services from the Company, Cyberworks, any Affiliate of Cyberworks or any Managed Entity (a "Customer") and with which the Executive had contact during his term of employment by the Company, Cyberworks or any of its Affiliates, or (b) became known to the Executive as a Customer or potential Customer of the Company or Cyberworks, any Affiliate of Cyberworks or any Managed Entity in any manner and whose name and/or address would constitute proprietary or confidential information, or (c) has a contractual relationship with the Company, Cyberworks, any Affiliate of Cyberworks or any Managed Entity to provide intellectual property, technology, goods or services to be utilized in the business of the Company, Cyberworks, any Affiliate of Cyberworks or any Managed Entity (a "Supplier"), solicit, call upon, divert or take away such Customer or potential Customer or Supplier as a client, customer or supplier on his behalf or on behalf of any other individual, corporation, company, partnership or other association conducting a business substantially similar to the business of the Company or Cyberworks, any Affiliate of Cyberworks or any Managed Entity or cause or attempt to cause such Customer or potential Customer or Supplier to redirect, terminate, limit, modify or fail to enter into any actual or potential relationship with the Company or Cyberworks, any Affiliate of Cyberworks or any Managed Entity involving


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the business of the Company, Cyberworks, any Affiliate of Cyberworks or any
Managed Entity, notwithstanding that any such Customer, potential Customer or Supplier may have been induced to give his or its patronage to the Company, Cyberworks, any Affiliate of Cyberworks or any Managed Entity by the solicitation by the Executive or by someone on the Executive's behalf.

        4. Enforcement.

                The Executive acknowledges that a breach of this Agreement by the Executive or any Covered Entity will cause serious and potentially irreparable harm to Cyberworks, the Company, each of their Affiliates and each Managed Entity. The Executive therefore acknowledges that a breach of this Agreement by him or any Covered Entity cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect Cyberworks, the Company, each of their Affiliates and each Managed Entity from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, the Executive acknowledges on behalf of himself and each Covered Entity that Cyberworks, the Company, each of their Affiliates and each Managed Entity are entitled, in addition to any other remedies they may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement. The Executive acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by the Executive or any Covered Entity.

        5. Survival.

                All recitals, covenants, commitments and agreements of any of the parties made in this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated by the Acquisition Agreement.

        6. Binding Effect; Successors and Assigns.

                This Agreement may be assigned by the Company or Cyberworks if such assignment is accompanied by the sale of the stock of the Company or Cyberworks, as applicable, or of substantially all of the assets of the Company or Cyberworks, as applicable. The terms and provisions set forth in this Agreement inure to the benefit of and are enforceable by the Company and its successors, assigns, and successors-in-interest, including without limitation any corporation with which the Company may be merged or by which it may be acquired, or which may be the acquiring corporation in an asset sale transaction or other form of corporate reorganization. This Agreement may not be assigned by the Executive.

        7. Severability.

                In the event that any provision or term of this Agreement, or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in this Agreement) is held


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to be unenforceable or invalid for any reason, such provision or portion thereof will be modified or deleted in such a manner as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

        8. Governing Law.

                This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law principles thereof.

        9. Venue.

                The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of San Diego, and/or the United States District Court for the Southern District of California for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, controversies or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of California, County of San Diego and/or the United States District Court for the Southern District of California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum.

        10. Notices.

                All notices, claims, requests, demands, and other communications hereunder ("notices") shall be in writing and shall be deemed to have been given if personally delivered or if sent by telecopy or facsimile or mailed by overnight, commercial air courier service or by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

                  To Executive:    Mr. Richard T. Harrison
                                   747 Golden Park Avenue
                                   San Diego, California 92106
                                   (619) 222-1475
                                   e-mail: rsparber@sddowntown.sfprdom.sfpr.com


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                  with a copy to:  Sparber, Ferguson, Ponder & Ryan
                                   701 B Street, 10th Floor
                                   San Diego, California 92101-8103
                                   Attn: Richard E. Sparber, Esq.
                                   Fax: (619) 239-5601
                                   e-mail: rsparber@sddowntown.sfprdom.sfpr.com

                  To Company       Venture Catalyst Incorporated
                  or Cyberworks:   16868 Via Del Campo Court, #200
                                   San Diego, California 92127
                                   Attention: Kevin McIntosh, Vice President,
                                   Chief Financial Officer, Secretary and
                                   Treasurer
                                   Fax: (619) 716-2101
                                   e-mail: kmcintosh@inld.com

                  with a copy to:  Paul, Hastings, Janofsky & Walker LLP
                                   695 Town Center Drive, 17th Floor
                                   Costa Mesa, California 92626
                                   Attention: John F. Della Grotta, Esq.
                                   Fax: (714) 979-1921
                                   e-mail: jfdellagrotta@phjw.com

Any party may change its address for the purpose of this Article by giving the other parties written notice of the new address in the manner set forth above. Notice will conclusively be deemed to have been given when personally delivered, or if given by mail, on the second day after being sent by an overnight, commercial air courier service or on the fifth day after being sent by first class, registered or certified mail, or if given by telecopy or facsimile machine, when confirmation of transmission is indicated by the sender's telecopy or facsimile machine.

        11. Miscellaneous Terms.

                (a) The headings contained in this Agreement are for reference purposes only, are not necessarily descriptive of the paragraphs to which they relate and shall not affect the meaning or interpretation of this Agreement.

                (b) No change, modification, addition or amendment to this Agreement will be valid unless in writing and signed by the party against which enforcement of such change, modification, addition or amendment is sought.

                (c) The parties agree to cooperate in good faith to accomplish the objectives of this Agreement and, to that end, agree to execute and/or deliver from time to time such other and further instructions and documents and to take such other actions as may be necessary or convenient to fulfillment of these purposes.

                (d) No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or


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may be construed as, a further or continuing waiver of any such term, provision or condition.

                (e) In the event of any dispute concerning the interpretation of this Agreement or its enforcement, or any proceeding arising out of or in connection with an alleged or actual breach of this Agreement, the prevailing party will be entitled to recover, in addition to any other relief obtained or awarded, any reasonable attorneys' fees and expenses incurred in relation to such dispute, enforcement or proceeding.


                            (signature page follows)


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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


                                  VENTURE CATALYST INCORPORATED, a Utah
                                  corporation


                                  By: /s/  L. DONALD SPEER, II
                                     -------------------------------------------
                                     L. Donald Speer, II
                                     Chairman of the Board, Chief Executive
                                     Officer and President


                                  CYBERWORKS, INC., a California corporation


                                  By: /s/  L. DONALD SPEER, II
                                     -------------------------------------------
                                     L. Donald Speer, II
                                     Chairman of the Board, Chief Executive
                                     Officer and President



                                  RICHARD T. HARRISON, an individual


                                  /s/ RICHARD T. HARRISON
                                  ----------------------------------------------
                                  Richard T. Harrison




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